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EXHIBIT 10.1

Dr. Nassim Usman                              August 28, 1998
RPI

Dear Nassim,

This letter is intended to confirm the terms of employment offered to you by Ribozyme Pharmaceuticals, Inc. ("RPI") for the period you will be working in Berlin, and acknowledge your acceptance of employment on the terms detailed below.

The key terms are:

Start Date:             September 1, 1998

Title:                  Interim Vice President of Research at Atugen
                        Biotechnology GmbH

Employer:               RPI; all current RPI benefit programs will be extended
                        to Berlin with comparable coverage, and the other terms of your RPI appointment not affected by this letter remain unchanged.

Length of Appointment:  Six months; if neither a CEO nor VP of Research is hired by Atugen during this period, the appointment may be extended by Atugen for an additional three months. Upon completion of this temporary Atugen appointment, your RPI appointment will return to its current status in all aspects. If a VP Research is hired before the end of 6 months, your temporary appointment may be terminated early if mutually agreed between RPI and Atugen.

Location:               Atugen Biotechnology GmbH
                        Robert-Rossle-Strasse 10
                        13125 Berlin

Salary: $18,750 per month, which calculates to $225,000 annually, payable on the 1st and 16th of each month beginning on Sept. 1, 1998.

Incentive Bonus:        Up to $32,000, based on mutually agreed goals for Atugen
                        (attached) that are achieved during your appointment.
                        This bonus is separate from the bonus associated with your position as Vice President of Research at RPI, and includes funds for purchase of incidentals while in Berlin.

Equity: Award of 123 shares of Atugen Common Stock ("Founder's Stock"); it is also planned to recommend an additional award of options for Atugen Stock from a Stock Option pool expected to be created by Atugen.

Temporary Housing:      Up to $ 4,000 /month will be provided for temporary
                        housing in Berlin.
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Car Rental:             RPI will pay the dollar equivalent for rental of a 4-
                        door full-size car during your stay in Berlin.

Language Classes:       RPI will pay for German language instruction for your
                        family during this appointment.

Family Travel:          RPI will reimburse air travel expense (Business Class)
                        for you and your family for one trip from Berlin to the USA and return during your appointment, in addition to reimbursement for relocation expenses to/from Berlin.
                        Reimbursement for an additional round trip air fare for Susan Grimm will be provided if required for medical reasons.

Employee Fitness:       RPI will pay for family health club membership during
                        your stay in Berlin.

Other Consideration:    S. Grimm's current appointment at RPI will be converted
                        into a Leave Without Pay appointment during your stay in Berlin, and will return to her current appointment upon return to Boulder.

It is also anticipated that you will make periodic visits to Boulder during the period of this appointment at mutually agreeable times. In addition, it is intended to nominate you for appointment to the Atugen Supervisory Board at the time it is established.

As to management of internal RPI matters during your absence, I will take over the Chairperson position of the R&D Committee. In addition, the persons whom you assign to take your duties during your absence will report to Tom Rossing for administrative purposes. You should also assign someone to represent you on current JMT committees.

Please sign both copies of this letter indicating your acceptance of its terms, and return one copy to me. I think that this temporary appointment will allow a good opportunity for further development of your skills and experience, and look forward to working with you in that regard.

                                    Sincerely,

                                    /s/  Ralph E. Christoffersen
                                    ----------------------------

                                    Ralph E. Christoffersen
                                    CEO and President

Agreed and accepted:

Date:    September 8, 1998
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Signature:  /s/ Nassim Usman
            ----------------
            Nassim Usman

cc. L. Bullock, personnel file
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                   NASSIM USMAN GOALS FOR ATUGEN APPOINTMENT
                 (6 MONTHS - Sept. 1998 through February, 1999)

1. Establish a Board-approved Research Plan for Atugen for 1998 and 1999. (20%).

2. Participate in and complete hiring of a CEO and VP Research for Atugen (20%).

3. Complete the successful transfer of RPI technology to Atugen for both target validation and target discovery, including reagents and protocols, and demonstrate successful operation in Berlin. (20%)

4. Complete the successful transfer of the Schering agreement to Atugen by Oct. 1, 1998. (20%)

5. Hire at least 5 Associates/Technicians and one Scientist for Atugen (10%).

6. Support Atugen Business Development activities and new partner acquisition schedule. (10%)